EXHIBIT 99.1

Contact: Lendway, Inc. Randy Uglem, CEO (763) 392-6200

FOR IMMEDIATE RELEASE

LENDWAY, INC. ANNOUNCES

SECOND QUARTER 2023 FINANCIAL RESULTS

MINNEAPOLIS, MN – August 10, 2023 – Lendway, Inc. (Nasdaq: LDWY) (“Lendway”) today reported financial results for the second quarter ended June 30, 2023 (“Q2”). To better reflect its focus on non-bank lending, Lendway (formerly Insignia Systems, Inc.) changed its name and reincorporated in Delaware effective August 4, 2023. As part of the name change, our common stock now trades under the symbol “LDWY” on The Nasdaq Stock Market, LLC.

In April 2023, we announced the launch of our non-bank lending business, through the hiring of Randy Uglem, who has over 20 years of experience in credit and lending, as our Senior Vice President of Lending.  With Randy’s promotion to President and CEO on August 4, 2023, Lendway is dedicated to building a scalable non-bank lending business to purchase existing loans or originate and fund new loans, all of which will be secured by collateral.

As previously announced, on August 3, 2023, Lendway sold to an affiliate of Park Printing, Inc. certain assets and certain liabilities relating to its business of providing in-store advertising solutions to brands, retailers, shopper marketing agencies and brokerages for a cash purchase price of $3.5 million. Lendway retained accounts receivable, as well as cash, cash equivalents and marketable securities. The purchase price is subject to a post-closing adjustment depending on the net balance of (i) cash received by Lendway for programs that remained unexecuted as of the date of closing, minus (ii) the payments made by Lendway to vendors for unexecuted programs. The Company received significant cash payments between July 1 and August 3, 2023 for unexecuted programs, which the Company will retain, but which will reduce the purchase price.  In connection with the sale, the Company incurred approximately $350,000 of transaction-related costs that had not previously been expensed.  The Company also incurred approximately $1,850,000 of transaction-related severance, other separation benefits and other compensation incentives in connection with the termination of certain officers and employees of the Company.

Lendway’s President and CEO, Randy Uglem, commented, “We begin a new chapter for our Company with a fully dedicated focus on building a non-bank lending business after the successful completion of the sale of our in-store marketing business.”

Overview

•	Q2 2023 net sales from the in-store marketing business that was sold in August increased 90.9% to $6.2 million from $3.3 million in Q2 2022.
•	Q2 2023 operating loss was $167,000 compared to operating loss of $1.1 million in Q2 2022.
•	Q2 2023 net loss was $36,000, or $0.02 per basic and diluted share, compared to a net loss of $1.1 million, or $0.61 per basic and diluted share in Q2 2022.
•	At June 30, 2023, cash and cash equivalents and restricted cash were $11.5 million and working capital was $15.0 million.

The operations of the in-store marketing business will be presented as a discontinued operation beginning with the Quarterly Report on Form 10-Q for the three months ended September 30, 2023, the quarter in which the sale first met the criteria as a discontinued operation. The in-store marketing business accounted for all of the net sales and gross profit in Q2. As we seek to grow our non-bank lending business, we anticipate minimal revenue and to have losses from continuing operations for the remainder of the year.

We are building a scalable non-bank lending business to purchase existing loans or originate and fund new loans, all of which will be secured by collateral (individually or collectively, the “Secured Loans”).  Initially, we intend to focus on loans secured by real estate, primarily for agricultural purposes. We expect to expand our product offerings over time as we identify needs and opportunities in the marketplace for loans generally. Our plan, therefore, is to build a portfolio of well-secured loans, with a portion of the credit risk being participated to third parties in most cases, to maintain a low net loss experience and to charge fully compensatory rates and fees.

Mr. Uglem, further commented, “The Company’s board of directors and I want to thank my predecessor, President and CEO, Kristine Glancy, for building the in-store marketing business and her successful efforts in leading the sale process for that business. We wish Kristine well in her future endeavors.”

As previously announced, Lendway continues to explore other strategic options to maximize shareholder value. Potential strategic alternatives that may be evaluated include, but are not limited to, an acquisition, merger, business combination, in-licensing, start-up of other new businesses, or other strategic initiatives. There can be no assurance that this process will result in any transaction or other initiatives, and the Company has no further updates at this stage. Chardan continues to be engaged to act as Lendway’s strategic financial advisor to assist the Company in this review process.

About Lendway, Inc.

Lendway, Inc. is focused on building a scalable non-bank lending business to purchase existing loans and/or originate and fund new loans.

For additional information, contact (800) 874-4648, or visit our website at www.lendway.com

Investor inquiries can be submitted to info@lendway.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “expect,” “plan,” “remain,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, the ongoing exploration of strategic alternatives, future revenues, building and operating the non-bank lending business, final proceeds from the asset sale, allocations of resources, and the benefits of new relationships, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Lendway's filings with the SEC. Lendway assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

Lendway, Inc.
(formerly Insignia Systems, Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net sales	$6,211,000	$3,254,000	$19,042,000	$9,402,000
Cost of sales	4,588,000	2,838,000	14,499,000	7,706,000
Gross profit	1,623,000	416,000	4,543,000	1,696,000
Operating expenses:
Selling	361,000	290,000	725,000	632,000
Marketing	300,000	279,000	596,000	538,000
General and administrative	1,129,000	948,000	1,850,000	1,554,000

Operating income (loss)	(167,000)	(1,101,000)	1,372,000	(1,028,000)
Interest income	135,000	31,000	247,000	28,000

Income (loss) before taxes	(32,000)	(1,070,000)	1,619,000	(1,000,000)
Income tax expense	4,000	14,000	7,000	22,000

Net income (loss)	$(36,000)	$(1,084,000)	$1,612,000	$(1,022,000)

Net income (loss) per share:
Basic	$(0.02)	$(0.61)	$0.90	$(0.57)
Diluted	$(0.02)	$(0.61)	$0.89	$(0.57)

Shares used in calculation of net income (loss) per share:
Basic	1,798,000	1,788,000	1,798,000	1,787,000
Diluted	1,798,000	1,788,000	1,802,000	1,787,000

Note: The in-store marketing business accounted for all of the net sales and gross profit for the six months ended June 30, 2023, and its results will be presented as a discontinued operation beginning with the three months ending September 30, 2023.

SELECTED BALANCE SHEET DATA

	(Unaudited)
	June 30,	December 31,
	2023	2022

Cash and cash equivalents and restricted cash	$11,504,000	$14,524,000
Working capital	15,031,000	13,379,000
Total assets	19,760,000	20,968,000
Total liabilities	4,703,000	7,567,000
Shareholders' equity	15,057,000	13,401,000

Working capital represents current assets less current liabilities.